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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Scott's Liquid Gold, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SCOTT'S LIQUID GOLD-INC.
4880 Havana Street
Denver, Colorado 80239

NOTICE OF ANNUAL MEETING OF
SHAREHOLDERS
To Be Held May 12, 2004

TO OUR SHAREHOLDERS:

        The Annual Meeting of Shareholders of Scott's Liquid Gold-Inc., a Colorado corporation (the "Company"), will be held at 9:00 a.m., Mountain Time, on Wednesday, May 12, 2004 at the Company's offices, 4880 Havana Street, Denver, Colorado for the purpose of considering and acting upon the following:

  (1)
  The election of seven directors;

  (2)
  Such other matters as may properly come before the meeting or any adjournment thereof.

        Only shareholders of record at the close of business on March 23, 2004 are entitled to notice of and to vote at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Dennis P. Passantino Corporate Secretary

Denver, Colorado
April 2, 2004

THE FORM OF PROXY IS ENCLOSED. TO ASSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE PREPAID, ADDRESSED ENVELOPE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

SCOTT'S LIQUID GOLD-INC.
4880 Havana Street
Denver, Colorado 80239

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 12, 2004

        The enclosed Proxy is solicited by and on behalf of the Board of Directors of Scott's Liquid Gold-Inc., a Colorado corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders to be held at 9:00 a.m., Mountain Time, on Wednesday, May 12, 2004 at the Company's offices, 4880 Havana Street, Denver, Colorado, or any adjournment thereof. This Proxy Statement and the accompanying form of Proxy are first being mailed or given to the shareholders of the Company on or about April 2, 2004.

        Any shareholder signing and mailing the enclosed Proxy may revoke it at any time before it is voted by giving written notice of the revocation to the Company's Corporate Secretary, by voting in person at the meeting or by filing at the meeting a later executed proxy.

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

        All voting rights are vested exclusively in the holders of the Company's $0.10 par value common stock. Each share of the Company's common stock is entitled to one vote. Cumulative voting in the election of directors is not permitted. Holders of a majority of shares entitled to vote at the meeting, when present in person or by proxy, constitute a quorum. On March 23, 2004, the record date for shareholders entitled to vote at the meeting, the Company had 10,356,000 shares of its $0.10 par value common stock issued and outstanding.

        When a quorum is present, in the election of directors, those seven nominees having the highest number of votes cast in favor of their election will be elected to the Company's Board of Directors. Consequently, any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact in the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes.

        The following persons are the only persons known to the Company who on March 23, 2004, owned beneficially more than 5% of the Company's common stock, its only class of outstanding voting securities:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Mark E. Goldstein 4880 Havana Street Denver, Colorado 80239	2,681,965	(1)(2)	25.9%
Scott's Liquid Gold-Inc. Employee Stock Ownership Plan 4880 Havana Street Denver, Colorado 80239	1,079,052	(3)	10.4%
Atchison Investments Limited 235 Main Street Gibraltar(4)	518,456		5.0%

(1)
Includes 2,126,473 shares held by the Goldstein Family Partnership, Ltd., a limited partnership of which the general partner is the Goldstein Family Corporation and whose limited partners include Mark E. Goldstein, his children, a sister, and certain other relatives. Mr. Goldstein is the sole director and sole executive officer of the Goldstein Family Corporation, and he owns 80% of the outstanding stock of the Goldstein Family Corporation in his individual name and owns as a trustee 20% of the outstanding stock of the Goldstein Family Corporation. Mr. Goldstein has the sole voting and disposition powers with respect to these shares of the Company owned by the Goldstein Family Partnership, Ltd. Also includes 120,500 shares underlying stock options granted by the Company and exercisable within 60 days, and 76,002 shares held by Mr. Goldstein's minor children. Includes 39,600 shares held jointly by Mr. Goldstein and his wife, and does not include 25,890 shares of the Company's common stock owned by Mr. Goldstein's spouse, as to which Mr. Goldstein disclaims any beneficial ownership.

(2)
Does not include 105,920 shares held by the Company's Employee Stock Ownership Plan attributable to Mr. Goldstein's vested interest in the Plan as of December 31, 2003.

(3)
The five-person committee administering the Employee Stock Ownership Plan directs the voting of shares held under such Plan. The Company's four executive officers are members of this five-person committee.

(4)
Atchison Investments Limited is an investment company of which the managing director and sole owner is Gregory Butcher. Information concerning Atchison Investments Limited is based upon a Schedule 13D filed by that entity with the Securities and Exchange Commission. See "Certain Transactions" for additional information concerning Mr. Butcher.

SECURITY OWNERSHIP OF MANAGEMENT

        The following table shows as of March 23, 2004, the shares of the Company's common stock beneficially owned by each director and executive officer of the Company and the shares beneficially owned by all of the directors and executive officers as a group:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Mark E. Goldstein	2,681,965	(2)(3)(4)	25.6%
Jeffrey R. Hinkle	250,878	(3)(4)(5)	2.4%
Jeffry B. Johnson	127,000	(3)(4)(6)	1.2%
Dennis P. Passantino	120,000	(3)(4)	1.1%
Carl A. Bellini	111,300	(3)	1.1%
Dennis H. Field	173,500	(3)	1.6%
Gerald J. Laber	30,000	(3)	.3%
All Directors and executive officers as a Group (seven persons)	3,494,643	(3)(4)	31.5%

(1)
Beneficial owners listed have sole voting and disposition power with respect to the shares shown unless otherwise indicated.

(2)
For information regarding Mr. Goldstein's beneficial ownership of shares, see footnote 1 under the table in "Voting Securities and Principal Shareholders."

(3)
For each named person, includes the following number of shares underlying stock options granted by the Company: 120,500 for Mr. Goldstein; 129,000 for Mr. Hinkle; 100,000 for Mr. Johnson; 100,000 for Mr. Passantino; 105,000 for Mr. Bellini; 170,000 for Mr. Field, and 30,000 for Mr. Laber.

(4)
Does not include shares owned by the Company's Employee Stock Ownership Plan under which, at December 31, 2003, Mark E. Goldstein had a vested interest in 105,920 shares, Jeffrey R. Hinkle had a vested interest in 65,535 shares, Jeffry B. Johnson had a vested interest in 62,693 shares, and Dennis P. Passantino had a vested interest in 49,580 shares.

(5)
Of Mr. Hinkle's shares, 121,878 shares are held in a revocable trust of which Mr. Hinkle and his wife are co-trustees.

(6)
Of Mr. Johnson's shares, 22,000 are held jointly by Mr. Johnson and his wife.

        There has been no change in control of the Company since the beginning of the last fiscal year, and there are no arrangements known to the Company, including any pledge of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

Nominees

        The Company's Board of Directors consists currently of seven directors. Unless authority to vote is withheld, the persons named in the enclosed form of proxy will vote the shares represented by such proxy for the election of the seven nominees for director named below. If, at the time of the Meeting, any of these nominees shall have become unavailable for any reason to serve as a director, the persons entitled to vote the proxy will vote for such substitute nominee or nominees, if any, as they determine in their discretion. If elected, the nominees for director will hold office until the next annual meeting of shareholders or until their successors are elected and qualified. The nominees for director, each of whom has consented to serve if elected, are as follows:

Name of Nominee and Position in the Company	Age	Director Since	Principal Occupation for Last Five Years
Mark E. Goldstein (Chairman of the Board, President and Chief Executive Officer)	48	1983	Chairman of the Board of the Company since February 22, 2000, President and Chief Executive Officer of the Company since August, 1990. From 1982 to 1990, Vice President—Marketing of Company. Employed by the Company since 1978.
Jeffrey R. Hinkle (Vice President—Marketing)	50	2000	Vice President—Marketing of the Company since February 2000. Vice President of Marketing for the Company's subsidiaries from November 1992 to 2000. Employed by the Company since 1981.
Jeffry B. Johnson (Treasurer and Chief Financial Officer)	58	2000	Treasurer and Chief Financial Officer of the Company since November 2000. From 1981 to 2000, Controller of Company. Employed by the Company since 1976.
Dennis P. Passantino (Vice President—Operations and Corporate Secretary)	48	2002	Vice President—Operations and Corporate Secretary since November 2002. From 1991 to 2002, Operations Manager. Employed by the Company since 1981.
Carl A. Bellini	70	2000	Management Consultant since 1997. From 1987 to 1997, Executive Vice President and Chief Operating Officer of Revco D.S., Inc. (a large drug store chain).

Dennis H. Field	71	1991	Management Consultant since 1990. From 1984 to 1990, Executive Vice President/General Manager, Faberge USA, Inc. (mass market health and beauty aids).
Gerald J. Laber	60	2004
			Director since January 26, 2004. Investor and community volunteer since 2000. From 1980 to 2000 partner with Arthur Andersen L.L.P.; since 2003 director with Healthetech, Inc.; since 2003 director with Centennial Specialty Foods.

        All of the foregoing persons are currently directors of the Company. Their positions on standing committees of the Board of Directors are shown below under "Directors' Meetings and Committees".

        The Company's only executive officers are those who are described in the foregoing table. The officers of the Company are elected annually at the first meeting of the Company's Board of Directors held after each annual meeting of shareholders and serve at the pleasure of the Board of Directors.

        There are no family relationships among the executive officers or directors of the Company. There are no arrangements or understandings pursuant to which any of these persons were elected as an executive officer or director.

Directors' Meetings and Committees

        During the year ended December 31, 2003, the Company had four directors meetings plus nine actions by unanimous written consent. The Company's Board of Directors has both a Compensation Committee and an Audit Committee. The Company does not have a nominating committee.

        The primary responsibilities of the Compensation Committee include development of an executive compensation philosophy for the Company; origination of all executive compensation proposals; review of the appropriate mix of variable versus fixed compensation; and review of all transactions between the Company and any executive officer or director, whether or not involving compensation. The Committee consists currently of three outside directors of the Company and, in addition, the President of the Company. Current members of the Compensation Committee are Dennis H. Field (Chairperson), Carl A. Bellini, Gerald J. Laber, and Mark E. Goldstein (with Mr. Goldstein having no vote). The Compensation Committee met one time during 2003.

        The Audit Committee has as its primary responsibilities the appointment of the independent auditor for the Company, the pre-approval of all audit and non-audit services, and assistance to the board of directors in monitoring the integrity of the financial statements of the Company, the independent auditor's qualifications, independence and performance and the Company's compliance with legal requirements. The Audit Committee operates under a written charter adopted by the board of directors, a copy of which is attached as Exhibit A to this Proxy statement. The current members of the Audit Committee are Gerald J. Laber (Chairperson), Carl A. Bellini and Dennis H. Field. Each member of the Audit Committee is an independent director as defined in the current Nasdaq rules. Mr. Laber has the professional experience deemed necessary to qualify as an audit committee financial expert under rules of the Securities and Exchange Commission. The Audit Committee met eleven times during 2003, plus had one action by unanimous written consent.

Nomination Process

        The Board of Directors of the Company does not have a nominating committee. The full Board of Directors performs the functions of a nominating committee. The Board of Directors believes that it does not need a separate nominating committee because the full Board is relatively small, has the time to perform the functions of selecting Board nominees and in the past has acted unanimously in regard to nominees.

        In considering an incumbent director whose term of office is to expire, the Board of Directors reviews the director's overall service during the person's term, the number of meetings attended, level of participation and quality of performance. In the case of new directors, the directors on the Board of Directors are asked for suggestions as to potential candidates, discuss any candidates suggested by a shareholder of the Company and apply the criteria stated below. The Company may engage a professional search firm to locate nominees for the position of director of the Company. However, to date the Board of Directors has not engaged professional search firms for this purpose. A selection of a nominee by the Board of Directors requires a majority vote of the Company's directors. The Board of Directors consists of seven members of which three directors are independent as defined in current Nasdaq rules.

        The board seeks candidates for nomination to the position of director who have excellent decision-making ability, business experience, particularly those relevant to consumer products, personal integrity and a high reputation and who meet such other criteria as may be set forth in a writing adopted by a majority vote of the Board of Directors.

        Pursuant to a policy adopted by the Board of Directors, the directors will take into consideration a director nominee submitted to the Company by a shareholder; provided that the shareholder submits the director nominee and reasonable supporting material concerning the nominee by the due date for a shareholder proposal to be included in the Company's proxy statement for the applicable annual meeting as set forth in rules of the Securities and Exchange Commission then in effect. See "Shareholder Proposals" below.

Director Attendance at Company Annual Meetings

        The Company does not have a policy regarding attendance by members of the Board of Directors at the Company's annual meeting of shareholders. The Company has always encouraged its directors to attend its annual meeting. In 2003, all directors attended the Company's annual meeting of shareholders.

Stockholder Communications With The Board

        Historically, the Company has not had a formal process for stockholder communications with the Board of Directors. The Company has made an effort to insure that views expressed by a shareholder are presented to the Board of Directors. During the upcoming year, the Board may give consideration to the adoption of a formal process for stockholder communications with the Board.

Code of Business Conduct and Ethics

        The Company recently adopted a Code of Business Conduct and Ethics that reflects long-standing positions of the Company and contains additional provisions. The Code applies to all employees, including executive officers, and to directors. The Code concerns, among other things, compliance with applicable law, the avoidance of conflicts of interest, no trading by such a person if the person is aware of information that may be considered material, a prohibition on taking corporate opportunities, competing fairly and honestly, diversity as an asset, the Company's efforts to provide a safe and healthful work environment, recordkeeping, confidentiality, proper use of Company assets and payments to government personnel. The Code sets forth steps which may be followed if there is a situation where it is difficult to know right from wrong. A copy of the Code of Business Conduct and Ethics may be obtained upon request to: Secretary, Scott's Liquid Gold-Inc., 4880 Havana Street, Denver, Colorado 80239.

Compensation Committee Interlocks and Insider Participation

        Mr. Dennis Field serves on both the Compensation Committee and the Audit Committee. From 1978 to 1982, Mr. Field was President and Chief Operating Officer of Aquafilter Corporation, a wholly owned subsidiary of the Company which manufactured cigarette filters. After leaving Aquafilter Corporation, Mr. Field had virtually no contact with the Company from the date of his resignation to 1991 when he was asked to join the Company's Board. Prior to 1991, he was Executive Vice President/General Manager, U.S. Division, of Faberge. Mr. Field has a distinguished career with significant consumer product companies.

        During 2003, none of the Company's executive officers served on the board or compensation committee of another entity which had one of its executive officers serve as a director of the Company or a member of the Company's Compensation Committee.

Executive Compensation

  Summary Compensation Table

        The following Summary Compensation Table shows the annual and other compensation of the chief executive officer and all other executive officers of the Company at December 31, 2003, for services in all capacities provided to the Company and its subsidiaries for the past three years.

SUMMARY COMPENSATION TABLE

		Annual Compensation					Long Term Compensation
Name and Principal Position	Year	Salary $		Bonus $(1)	Other Annual Compensation $		Securities Underlying Options (#)	All Other Compensation ($)(2)
Mark E. Goldstein Chairman of the Board, President and Chief Executive Officer	2003 2002 2001	$ $ $	390,300 350,000 350,000	— — —	$ $ $	33,711 32,519 29,328	70,500 — —	$ $ $	4,184 1,172 1,117
Jeffrey R. Hinkle Vice President—Marketing	2003 2002 2001	$ $ $	220,100 200,000 200,000	— — —	$ $ $	10,663 10,066 12,148	79,000 — —	$ $ $	4,184 1,172 1,117
Jeffry B. Johnson Treasurer and Chief Financial Officer	2003 2002 2001	$ $ $	190,000 190,000 190,000	— — —	$ $ $	10,933 7,872 87,429	50,000 — —	$ $ $	4,043 1,134 1,117
Dennis P. Passantino(3) Vice President—Operations and Corporate Secretary	2003 2002	$ $	183,750 183,750	— —	$ $	13,606 3,280	85,000 10,000	$ $	4,089 1,122

Note: There were no restricted stock awards or long term incentive payouts during the last three fiscal years. No options were granted to the executive officers during 2002 and during 2001, except for Mr. Passantino who was granted in 2002 an option to purchase 10,000 shares of the Company's common stock at a price of $0.50 a share prior to Mr. Passantino becoming an officer. With regard to 2003, see Option Grants in Last Fiscal Year.

(1)
The Company has adopted a bonus plan for its executive officers for the year 2004. The plan provides that an amount will be distributed to the Company's executive officers equal to 10% of the annual before tax profit exceeding $1 million, excluding items that are infrequent, unusual, or extraordinary. Such amount, if any, for 2003 will be divided among the Company's executive officers as follows: President, 31%, Vice President—Marketing, 25%, Treasurer, 22%, and Vice President—Operations, 22%. In no event is a bonus paid unless pre-tax profits, excluding the above-mentioned items, exceed $1,000,000 for the fiscal year, nor is any bonus paid on the first $1,000,000 of pre-tax earnings, excluding the above mentioned items. The Company had a similar plan in 2003, 2002, and 2001.

(2)
All Other Compensation for each of the executive officers consists of Company contributions under an Employee Stock Ownership Plan and Trust Agreement ("ESOP") which provides that the Company may contribute annually to the ESOP cash or common stock in an amount not to exceed 25% of all participants' total compensation (the maximum amount currently deductible under tax laws). The Board of Directors determines whether any contributions will be made for the year. Benefits are allocated to all eligible employees according to a formula based on compensation, except that any income earned on assets of the Trust is allocated to ESOP participants based upon the value that each participant's account bears to the total value of Trust assets.

(3)
Mr. Passantino became an executive officer of the Company in November, 2002.

        The dollar amount of Other Annual Compensation changes from year to year because of fluctuations in the costs of benefits and their timing. Other Annual Compensation in the table above for 2001 through 2003 is comprised of the following:

	Mark E. Goldstein			Jeffrey R. Hinkle
	2001	2002	2003	2001	2002	2003
Automobile purchase(1)	$—	$—	$—	$—	$—	$—
Income taxes on automobile purchase(1)	—	—	—	—	—	—
Other automobile expenses	1,333	2,848	1,886	789	1,130	402
Memberships	13,565	15,121	14,015	—	—	—
Life insurance	2,412	2,412	2,412	1,344	1,344	1,344
Income taxes on life insurance	2,175	2,131	1,839	1,213	1,026	944
Medical plan(2)	2,889	3,075	5,362	3,642	1,406	2,812
Disability plan(3)	4,672	4,672	4,672	5,160	5,160	5,161
Other	2,282	2,260	3,525	—	—

Total other compensation	$29,328	$32,519	$33,711	$12,148	$10,066	$10,663

	Jeffry B. Johnson			Dennis P. Passantino
	2001	2002	2003	2002	2003
Automobile purchase(1)	$40,534	$—	$—	$900	$6,158
Income taxes on automobile purchase(1)	37,687	—	—	686	4,319
Other automobile expenses	2,099	843	907	—	1,170
Memberships	—	—	—	—	—
Life insurance	1,592	2,427	2,427	887	646
Income taxes on life insurance	1,436	1,850	1,657	676	621
Medical plan(2)	3,279	1,950	5,140	131	692
Disability plan(3)	802	802	802	—	—
Other	—	—	—	—	—

Total other compensation	$87,429	$7,872	$10,933	$3,280	$13,606

(1)
Every three to five years, the Company provides funds needed, plus an amount to pay resulting income taxes, to each executive officer for the purchase of an automobile. In the case of Mr. Passantino, the amount shown for 2002 and 2003 represents the lease value, and income tax on that value, for his use in 2002 and 2003 of a vehicle leased by the Company.

(2)
In addition to group life, health, hospitalization and medical reimbursement plans which generally are available to all employees, the Company has adopted a plan which provides for additional medical coverage of not more than $50,000 per year to each of the Company's executive officers. The plan further provides that, for a period of five years following an executive officer's voluntary retirement, or involuntary retirement in the event of a change in control of the Company, the Company will, at no cost to the executive or his or her surviving dependents, cover the executive and/or such dependents under the Company Health Plan and shall also provide, at no cost to the executive, for the payment of additional medical coverage of up to $50,000 a year.

(3)
The Company maintains a Key Executive Disability Plan. The purpose of this Plan is to provide the executive with his or her regular salary during periods of long-term disability in excess of 90 days to age 70, or to date of death, whichever first occurs. The benefits available under this Plan will cease upon termination of employment as an executive officer of the Company other than during a period of disability. The Plan is partially funded by disability insurance maintained by the Company under which the Company is the beneficiary. The table sets forth the premiums paid by the Company for this disability insurance.

  Option Grants in Last Fiscal Year

        The following table concerns the grant of options during the year ended December 31, 2003 to executive officers of the Company. All options granted in 2003 have an exercise price equal to at least the fair market value as of the date of grant.

Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted (#)(2)(3)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date	5%($)(1)	10%($)(1)
Mark E. Goldstein	70,500	12.4%	0.682	November 27, 2008	$13,284	$29,354
Jeffrey R. Hinkle	79,000	13.9%	0.62	November 27, 2008	$13,532	$29,903
Jeffry B. Johnson	42,000	7.5%	0.46	February 24, 2008	$5,338	$11,795
Jeffry B. Johnson	8,000	1.4%	0.62	November 27, 2008	$1,370	$3,028
Dennis P. Passantino	77,000	13.5%	0.46	February 24, 2008	$9,786	$21,624
Dennis P. Passantino	8,000	1.4%	0.62	November 27, 2008	$1,370	$3,016

(1)
Assumes 5% and 10% growth per year based upon February 25, 2003 price of $0.62/share for the options expiring February 24, 2008 and a price of $.46/share on November 28, 2003 for the options expiring November 27, 2008.

(2)
The options shown in the table above were issued under the Company's 1998 Stock Option Plan. Under that Plan, no option may be exercised more than ten years after it is granted. If the option grant is for an incentive stock option, the exercise price must be at least 100% of the fair market value of the Company's stock on the date of grant. The exercise price for a nonqualified stock option must be no less than 85% of the fair market value of the Company's stock on the date of grant. If the grantee owns more than 10% of the Company's outstanding stock, then these limitations for an incentive stock option are five years from the date of grant and 110% of the fair market value. No incentive option may be granted to any person in any year to purchase shares having an aggregate fair market value greater than $100,000 at the date of the option grant. Payment for shares purchased upon the exercise of any option must be made in cash.

(3)
Mr. Goldstein had an option for 20,500 shares, and Mr. Hinkle had an option for 19,800 shares, both of which expired on January 10, 2004 without being exercised.

  Outstanding Options

        No options were exercised by any of the Company's executive officers during 2003. The following table summarizes information with respect to the value of each person's unexercised stock options at December 31, 2003.

Fiscal Year End Option Values

	Number of Securities Underlying Unexercised Options at Year End(2)		In-the-Money Value of Unexercisable Options at Year End(1)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Mark E. Goldstein	141,000	0	$2,679	0
Jeffrey R. Hinkle	148,800	0	$9,550	0
Jeffry B. Johnson	100,000	0	$13,370	0
Dennis P. Passantino	100,000	0	$23,185	0

(1)
The in-the-money value of unexercised options is equal to the excess of the per share market price of the Company's stock at December 31, 2003 of $0.72/share over the per share exercise price multiplied by the number of unexercised option.

(2)
Of these options 20,500 of Mr. Goldstein's options and 19,800 of Mr. Hinkle's option expired on January 10, 2004.

COMPENSATION COMMITTEE REPORT

Background

        The Compensation Committee of the Board of Directors, at the date of this Report and in February, 2003 at the time of establishing the compensation payable in 2003 to the Company's executive officers, was comprised of the Company's two outside directors and the Company's President (who serves as a non-voting member of the Committee). The responsibilities of the Compensation Committee include the origination of all executive compensation proposals.

        In making decisions regarding executive compensation, the Compensation Committee considers a number of factors. The Compensation Committee has also determined that an outside consultant on compensation matters should be used once every three years.

Organization Philosophy

        The Committee believes that the Company's organization and the specific responsibilities of its executive officers are an essential part of analyzing compensation levels. The first important point concerning the management of the Company is that each executive subscribes to a team concept of executive management, and operates in accordance with this concept. Although each of the executive officers has specific areas of responsibility and each is able to and often does make independent decisions, the executive officers operate as a collaborative team, and very few, if any, significant decisions are made without input from the group as a whole.

        Second, each executive officer is responsible for a number of distinct areas and tasks. Each performs many tasks traditionally associated with "middle management" in other companies in addition to their respective duties of top level or executive management. As a result, the Company has very little "middle management" and operates as a fairly lean organization.

        Mark E. Goldstein became President and Chief Executive Officer of the Company in 1990 and Chairman of the Board in February, 2000. Mark E. Goldstein has the responsibilities associated with these positions at a public company. He is also actively involved in the sales and marketing efforts of the Company and its development of new products. For example, Mark Goldstein is the primary contact with the Company's largest account, Wal-Mart Stores, Inc.; and he, together with Jeffrey R. Hinkle, directs the Company's advertising and promotional efforts. Mr. Goldstein also directs the Company's research and development and quality control activities. He ultimately is responsible for the day-to-day operations of the Company, although he relies on the Company's other executive officers for advice and counsel.

        Jeffrey R. Hinkle has been employed by the Company for 22 years. He joined the Company as a regional sales manager in 1981, held various sales positions at the Company's subsidiaries, including Vice President—Marketing of subsidiaries, and became Vice President—Marketing of the Company in February, 2000. Mr. Hinkle is responsible for the Company's sales force, marketing and, together with Mr. Goldstein, the Company's advertising and promotional efforts.

        Jeffry B. Johnson was elected as the Company's Treasurer and Chief Financial Officer in November, 2000. Mr. Johnson has served the Company for 27 years. He joined the Company as internal auditor in 1976, was promoted to Controller in 1981, and to Chief Accounting Officer on October 1, 2000. Mr. Johnson performs all of the functions of Treasurer and Chief Financial Officer, including negotiations and maintenance of relationships with creditors. He also supervises back office functions relating to accounting, personnel, benefits and, together with Mr. Goldstein, data processing and computer operations.

        Dennis P. Passantino was elected as an executive officer in November, 2002. He is the Vice President—Operations and Corporate Secretary. Mr. Passantino has served the Company for 22 years. He joined the Company as Materials Manager in 1981, was promoted to Operations Manager in 1991. Mr. Passantino has a direct responsibility for operations of the Company's plant and facilities.

Factors and Policies

        In determining executive compensation in 2003, the Committee considered the management organization as described above and the following factors, among others:

  (a)
  Services performed and time devoted to the Company by the executive;

  (b)
  Amounts paid to executives in comparable companies;

  (c)
  The size and complexities of the business;

  (d)
  Successes achieved by the executive;

  (e)
  The executive's abilities;

  (f)
  Volume of business during the executive's tenure;

  (g)
  Corporate earnings and profits;

  (h)
  Comparison of salary to distributions to stockholders;

  (i)
  Prevailing economic conditions;

  (j)
  Compensation paid to other employees of the corporation; and

  (k)
  The amount previously paid to the executive.

        The Company and the Compensation Committee have viewed the base salary as an important part of the compensation for the Company's executive officers as well as other employees. The Company's 2003 executive bonus plan provided for a bonus pool based on 10% of pre-tax profits (excluding items that are infrequent, unusual or extraordinary) for a year in excess of $1 million. Any bonus amount payable under the plan would have been divided among the executive officers. The Company had substantially the same plan in prior years and has implemented substantially the same plan for the year 2004.

        The Company provides certain other benefits and perquisites to the executive officers. The Committee believes that the types of benefits offered to Company executives and the value of these benefits are similar to benefit packages provided by other companies. A number of the benefits are provided by the Company not only to the executive officers but also to other Company employees. The Company believes that these benefits are appropriate for their positions, to compensate them consistent with market levels and to facilitate performance of their jobs in a more efficient and effective manner.

Application of Factors

        Utilizing these factors and policies, the Compensation Committee in February, 2003 determined that: Mr. Goldstein's base salary will be increased to $400,000 per year for the 2003 year; Mr. Hinkle's base salary will be increased to $225,000 per year for the 2003 year; that the base salary of the other two executive officers will remain the same in 2003 as in 2002; that the 2003 key executive incentive bonus plan for executive officers be adopted; and that the components of other compensation provided to the Company's executive officers will also remain the same in 2003 as in 2002. Pursuant to authority granted by the Board, these determinations were final for the Company.

        In considering the factors and policies, the Compensation Committee reviewed various matters, including:

  •
  The Company achieved a $10 million revenue source from the sales of Montagne Jeunesse products, without any debt being incurred to develop these sales.

  •
  The Company has been pursuing relationships for manufacturing or selling products of others, such as private labels.

  •
  The Company explored and commenced the use of direct response television for products of the Company.

  •
  The Company endeavored to prepare a conservative 2003 budget, which included investments in the Company's products through advertising and other marketing expenses.

  •
  A compensation report issued in February, 2001 by the Hay Group (a compensation consultant) to the Company concluded that in the aggregate the Company's executive compensation levels were within 10% of the median of a peer group used for the report and just over 10% above the median of a general industry group in terms of total direct compensation. The report also concluded that the base salary and the total cash compensation for the four executive officers in the aggregate were each between the median and the 75th percentile for the peer group; their aggregate base salary was above the 90th percentile for the general industry group; and their total cash compensation in the aggregate was between the 75th and 90th percentile for the general industry group.

  •
  The increased base salary raise for Mr. Goldstein would not change significantly in most instances the quartile of his compensation compared to the base salary, total cash compensation and total direct practices of the peer group and general industry group as shown in the Hay Group's 2001 report. Similarly, the increased base salary for Mr. Hinkle would not change significantly four of six quartile measurements of his compensation compared to base salary, total cash compensation and total direct practices of the peer group and general industry group as shown in the Hay Group report. The 2001 report also may not fully take into account the activities of Mr. Hinkle and his importance to the Company's team of executives.

  •
  The base compensation of the executives in the aggregate decreased in 2002 compared to earlier years as a result of the death of Mr. Jerome J. Goldstein in 2001 and the departure in 2002 of Carolyn J. Anderson.

  •
  Mr. Goldstein's base salary had not been raised since 1995; Mr. Hinkle's base salary had remained unchanged since November, 1997; Mr. Johnson's base salary was last changed when he became an executive officer in October, 2000; and Mr. Passantino's base salary has remained unchanged since prior to the time of his becoming an executive officer in November, 2002.

  •
  The Company has generally paid well its employees as part of its philosophy that good employees who are paid well and stay with the Company can contribute significantly to the successes of the Company's business. The Committee had previously reviewed the compensation of other key employees below the level of executive officer.

  •
  The base salaries, as determined by the Committee, and any bonus in 2003 were expected to be tax deductible, without being subject to a limitation on the deductibility or certain compensation in excess of $1 million under the Internal Revenue Code.

  •
  The existing form of bonus plan emphasizes performance and successes achieved by the executives, and this form of bonus plan as well as other components of compensation has been in effect for a number of years.

        Since 1992, the Compensation Committee has engaged a consultant on compensation matters every three years. The Hay Group was most recently engaged in 2004 and issued a report in February, 2004. This report compared each element of the Company's base salary, total cash and total direct compensation to the Hay Group's all-company executive compensation survey and to a peer group of fourteen companies in consumer products and specialty chemical industries. The peer group had median revenues of $30.3 million as of the most recent fiscal year end available to the Hay Group. The report concluded that:

  •
  The aggregate total direct compensation levels (consisting of base salary, annual incentive and present value of long-term incentives) of the Company's four executives fall between the 25th and 50th percentile levels of the peer group and approximate the 25th percentile level of the general industry market, in the aggregate.

  •
  For the chief executive officer of the Company, actual total direct compensation levels are below the median of the markets by approximately 20% to 25%.

  •
  Aggregate total cash compensation levels (consisting of base salary and annual incentive) of the Company's four executive officers are within +/-5% of the median of each of the peer group and general industry group.

  •
  In the aggregate, base salary levels of the Company's four executive officers approximate the 75th percentile level of the peer group market and exceed the 75th percentile level of the general industry market.

        As noted in the report, no annual incentives were paid in 2003, and therefore the actual total cash compensation equals base salary in the case of the Company.

        In conclusion, the Compensation Committee believes that the levels of compensation for the Company's executive officers have been fair and appropriate.

COMPENSATION COMMITTEE
Carl A. Bellini
Dennis H. Field
Mark E. Goldstein
February 25, 2004

Stock Performance Graph

        There follows a graph, constructed for the Company, comparing the cumulative total shareholder return of Scott's Liquid Gold-Inc. common stock to the Media General Composite Index (see below), and to a selected peer group.

Fiscal year ended December 31

Assumes $100 invested on January 1, 1999
in the Company, the Peer Group,
The Media General Composite Index
and assumes the reinvestment of any dividends

Note: The foregoing graph was prepared for the Company by Media General Financial Services of Richmond, Virginia. The peer group selected by the Company consists of companies which use the standard industrial classification of specialty cleaning and sanitation and which are publicly held, and other publicly held companies which are partially or entirely engaged in the cosmetics business. The Company believes that, within its industry classes, the assembly of a peer group is difficult because the Company competes with other companies that are significantly larger than Scott's Liquid Gold-Inc., including two major companies which are not publicly traded.

        The following companies comprise the peer group: Avon Products, Inc., CCA Industries, Inc., Chattem, Inc., Clorox Co., Del Laboratories, Inc., and Procter & Gamble Co. The Media General Composite Index is based on the market value of all common stocks listed on the NYSE, AMEX and Nasdaq National Market, and SmallCap. The index is adjusted for all stock splits and dividends.

Compensation of Directors

        Four directors are full-time executive officers of the Company and receive no additional compensation for service as a director. Carl A. Bellini, Dennis H. Field, and Gerald J. Laber are non-employee directors. The Company pays $2,500 per month to each non-employee director for his services as director.

        On January 15, 1993, the Company's Board of Directors adopted the Company's 1993 Stock Option Plan for Outside Directors (the "Plan"), which was approved by the Company's shareholders on

May 5, 1993. The Plan provides for the granting of options to directors who are not employees of the Company. The purpose of the Plan is to further the growth and development of the Company by providing an incentive to outside directors of the Company, by increasing their involvement in the business and affairs of the Company, by helping the Company to attract and retain well qualified directors and/or by rewarding directors for their past dedication to the Company. The Plan became effective on January 15, 1993 and expired January 15, 2003.

        A maximum of 400,000 shares of the Company's common stock were available for issuance upon the exercise of options granted under the Plan. The number of shares subject to outstanding options, and the exercise price per share of such options are subject to adjustment on account of stock dividends, stock splits, mergers, consolidations, recapitalizations, combinations or exchanges of stock, or other similar circumstances.

        The Plan is administered by the Board of Directors or a committee appointed by and serving at the pleasure of the Board of Directors, consisting of no fewer than two directors. The Plan is currently administered by the Board of Directors. At March 31 2004, options to purchase 130,000 shares of the Company's common stock were outstanding under the Plan. Except for the exercise of options for 100,000 shares by a director, who resigned from the Board during 1999, no options had been exercised at or prior to March 31, 2003.

        The non-employee directors are also eligible to receive grants of options under the 1998 Stock Option Plan. Other eligible persons under the 1998 Plan are all full-time employees of the Company, and the Plan has been used primarily to provide options to full-time employees. No options have been issued to non-employee directors under the 1998 Plan except for four options for a total of 120,000 shares granted to non-employee directors in December, 2000, (of which one option for 25,000 shares has expired), one option for a total of 50,000 shares to a non-employee director in February 2002, and one option for a total of 45,000 shares to a non-employee director in November, 2003. A maximum of 1,100,000 shares of common stock are available for issuance upon the exercise of options granted under the 1998 Plan. Options may be granted under the 1998 Plan through November 8, 2008. The option price for non-qualified stock options granted under the 1998 Plan, which are the only type available to non-employee directors, must not be less than 85% of the fair market value as of the date of grant of the shares subject to the option. In other respects, the 1998 Plan is similar to the terms of the 1993 Stock Option Plan described above.

        On November 28, 2003, Mr. Field received an option for 45,000 shares under the 1998 Plan with an exercise price of $0.62 per share, which was the fair value on the date of grant, and an expiration date of November 27, 2008; this option is fully vested. Mr. Field had an option for 45,000 shares that expired on November 24, 2003, without being exercised.

        The following table summarizes information with respect to the value of each non-employee director's unexercised stock options at December 31, 2003:

	Year End Option Values
	Number of Securities Underlying Unexercised Options at Year End		In-the-Money Value of Unexercised Options at Year End(1)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Carl A. Bellini	105,000	0	$8,325	0
Dennis H. Field	170,000	0	$20,325	0

(1)
The in-the-money value of unexercised options is equal to the excess of the per share market price of the Company's stock at December 31, 2003 over the per share exercise price multiplied by the number of unexercised options.

CERTAIN TRANSACTIONS

        The Company has indemnification agreements with each of its directors and executive officers. These agreements provide for indemnification and advancement of expenses to the full extent permitted by law in connection with any proceeding in which the person is made a party because the person is a director or officer of the Company. They also state certain procedures, presumptions and terms relevant to indemnification and advancement of expenses.

        The principal and controlling owner of Montagne Jeunesse, Gregory Butcher, is the managing director and sole owner of Atchison Investments Limited, which owned, to the knowledge of the Company, at December 31, 2003, approximately 5% of the Company's outstanding common stock. The Company has a distributorship agreement with Montagne Jeunesse, which was established prior to this ownership in the Company and under which the Company purchases from Montagne Jeunesse, and sells in the United States, sachets of Montagne Jeunesse containing skin care and other beauty care products. During 2003, the Company's purchases of these sachets from Montagne Jeunesse were in the amount of $6,780,000.

SECTION 16 REPORTS

        Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers and beneficial owners of more than 10% of the outstanding shares of the Company to file with the Securities and Exchange Commission reports regarding changes in their beneficial ownership of shares in the Company. To the Company's knowledge, there was full compliance with all Section 16(a) filing requirements applicable to those persons for 2003 except that reports for the following transactions were not timely filed: The grants of stock options on November 28, 2003 to each of the Company's four executive officers (Mr. Goldstein, Mr. Hinkle, Mr. Johnson and Mr. Passantino) and to Mr. Field; the grants of stock options on February 25, 2003 to Mr. Johnson and Mr. Passantino; the receipt by the Company's Employee Stock Ownership Plan of a contribution of shares by the Company on October 24, 2003; and a purchase of shares by Mr. Bellini on December 1, 2003. These late filings were due to inadvertence. The Company is now emphasizing the importance of making these filings in a timely manner.

COMPANY ACCOUNTANTS

General

        Ehrhardt, Keefe, Steiner & Hottman PC has been selected by the Audit Committee of the Board of Directors as the Company's independent auditors for the fiscal year ended December 31, 2004. Ehrhardt, Keefe, Steiner and Hottman PC has been the Company's independent auditors since June, 2003. A representative of Ehrhardt, Keefe, Steiner & Hottman PC is expected to be present at the Annual Meeting of Shareholders and to have the opportunity to make a statement if he so desires. Such representative also is expected to be available to respond to appropriate questions at that time.

Previous Accountants

        KPMG LLP were the Company's independent auditors for the fiscal year ended December 31, 2002. On June 19, 2003, the Audit Committee of the Company's Board of Directors made the decision to change accountants. On June 20, 2003, the Company informed KPMG that the firm's appointment as principal auditors was terminated and Ehrhardt Keefe Steiner & Hottman PC ("EKS&H") was engaged as principal accountants.

        KPMG's audit report on the Company's consolidated financial statements as of December 31, 2002 and for each of the years in the two-year period then ended, did not contain any adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except as follows: KPMG's audit report dated April 3, 2003 contained a separate paragraph stating that "the Company has restated the consolidated balance sheet as of December 31, 2001 and the related statements of operations, shareholders' equity and comprehensive income (loss), and cash flows for the two year period then ended, which consolidated financial statements were previously audited by other independent auditors who have ceased operations."

        In connection with the audits of the two fiscal years ended December 31, 2002, and the subsequent interim period through June 20, 2003, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. In addition, during the above period, KPMG did not advise us that any of the reportable events as defined in Item 304(a)(1)(v) of SEC Regulation S-K existed or was applicable.

        During the two most recent fiscal years ended December 31, 2001 and December 31, 2002 and the period from January 1, 2003 to the date of engaging EKS&H as stated above, the Company did not consult with EKS&H with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the consolidated financial statements, or any other matters or reportable events described in Items 304(a)(2)(i) and (ii) of SEC Regulation S-K.

        The Company provided KPMG with a copy of the foregoing statements. KPMG stated that it agreed with such statements, except that KPMG said that it was not in a position to agree or disagree with statements that the changes were made by the Audit Committee, that EKS&H was engaged on June 19,2003 and that EKS&H was not consulted on any of the matters described above.

        On July 16, 2002, at the recommendation of the Company's Audit Committee, the Company's Board of Directors dismissed Arthur Andersen LLP as the Company's independent public accountant and engaged KPMG LLP to serve as the Company's independent public accountant for the year ending December 31, 2002.

        Arthur Andersen LLP's reports on the Company's consolidated financial statements for the two years ended December 31, 2000 and December 31, 2001, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

        During the Company's two fiscal years ended December 31, 2000 and December 31, 2001 and the period from January 1, 2002 to July 16, 2002, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused them to make reference to the subject matter of the disagreement in connection with their reports. In addition, during the above period, there were no reportable events as defined in Item 304(a)(1)(v) of SEC Regulation S-K.

        Although the Company requested a letter from Arthur Andersen LLP stating its agreement with such statements and although the Company has used reasonable efforts to obtain such letter, the Company has not been able to obtain the letter.

        During the Company's two fiscal years ended December 31, 2000 and December 31, 2001 and the period from January 1, 2002 to the date of engaging KPMG LLP as stated above, the Company did not consult with KPMG LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events described in Items 304(a)(2)(i) and (ii) of SEC Regulation S-K.

Report of Audit Committee

February 25, 2004

To the Board of Directors of Scott's Liquid Gold-Inc.:

        We have reviewed and discussed with management the Company's audited financial statements. We have discussed with Ehrhardt, Keefe, Steiner & Hottman PC, its independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

        Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 and filed with the Securities and Exchange Commission.

        The Audit Committee is composed of the three directors named below, all of whom are independent directors as defined in Rule 4200(a)(15) of the Nasdaq Stock Market listing standards.

        The Board has adopted a written charter for the Audit Committee.

        Submitted by the members of the Audit Committee of the Board of Directors.

Gerald J. Laber, Chairman
Carl A. Bellini
Dennis H. Field

Disclosure of Auditor Fees

        The following is a description of the fees billed to the Company by its independent auditor during each of the years ended December 31, 2003 and December 31, 2002. Ehrhardt, Keefe, Steiner & Hottman PC billed for work commencing in June, 2003, and KPMG LLP billed for work prior to June, 2003.

			Ehrhardt, Keefe, Steiner & Hottman PC
	KPMG LLP
Audit and Non-Audit Fees
	2002	2003	2003
Audit fees	$209,400	$9,000	$32,571
Audit-related fees	—	—	12,500
Tax fees	10,000	6,500	3,884
All other fees	—	—	—
Total	$219,400	$15,500	$48,955

        Audit fees are for the audit of the Company's annual financial statements and the review of the Company's interim financial statements included in the Company's Quarterly Reports on Form 10-Q. Audit-related fees are for the audits of each of the three employee benefit plans. Tax fees primarily include tax compliance, tax advice and tax planning, including the review of, and assistance in the preparation of, federal and state tax returns, and tax advice and planning relating to such taxes.

Policy on Pre-Approval of Audit and Non-Audit Services

        The Audit Committee's policy is to pre-approve all audit and non-audit services provided by the independent public accountants. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services. The Audit Committee has delegated limited pre-approval authority to its chairperson. The chairperson is required to report any decisions to pre-approve such services to the full Audit Committee at its next meeting.

SHAREHOLDER PROPOSALS

        Shareholder proposals for inclusion in the Company's proxy materials relating to the next annual meeting of shareholders must be received by the Company on or before December 3, 2004. Also, persons named in the proxy solicited by the Board of Directors of the Company for its year 2005 annual meeting of shareholders may exercise discretionary authority on any proposal presented by a shareholder of the Company at that meeting if the Company has not received notice of the proposal by February 16, 2005.

2003 ANNUAL REPORT ON FORM 10-K

        Shareholders who wish to obtain, without charge, a copy of the Company's Form 10-K report for the year ended December 31, 2003 in the form filed with the Securities and Exchange Commission should address a written request to Dennis P. Passantino, Corporate Secretary, Scott's Liquid Gold-Inc., 4880 Havana Street, Denver, Colorado 80239. The Company's annual report to shareholders consists of such Form 10-K and accompanies this proxy statement.

SOLICITATION OF PROXIES

        The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by mail, proxies may be solicited by officers and other regular employees of the Company by telephone, telegraph or by personal interview for which employees will not receive additional compensation. Arrangements also may be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of the shares held of record by such persons, and the Company may reimburse such persons for reasonable out-of pocket expenses incurred by them in so doing.

OTHER BUSINESS

        As of the date of this Proxy Statement, Management was not aware that any business not described above would be presented for consideration at the meeting. If any other business properly comes before the meeting, it is intended that the shares represented by proxies will be voted in respect thereto in accordance with the judgment of the persons voting them.

        The above Notice and Proxy Statement are sent by order of the Board of Directors.

Dennis P. Passantino Corporate Secretary

Denver, Colorado
April 2, 2004

EXHIBIT A
TO
PROXY STATEMENT
DATED APRIL 2, 2004
AUDIT COMMITTEE CHARTER

Purpose

        The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor's qualifications and independence, (3) the performance of the Company's independent auditors, and (4) the compliance by the Company with legal and regulatory requirements.

        The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

Committee Membership

        The Audit Committee shall consist of no fewer than two members. The members of the Audit Committee shall meet the independence requirements of the Securities and Exchange Commission.

        The members of the Audit Committee shall be appointed by the Board. Audit Committee members may be replaced by the Board.

Committee Authority and Responsibilities

        The Audit Committee shall have the sole authority to appoint or replace the independent auditor, and shall pre-approve all audit engagement fees and terms and all non-audit services with the independent auditors. The Audit Committee shall consult with management but shall not delegate these responsibilities.

        The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee may form and delegate authority to subcommittees when appropriate.

        The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting or other consultants to advise the Committee. The Company must provide appropriate funding, as determined by the Audit Committee, for payment for the services of such advisors. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Audit Committee shall meet with management, any internal auditors and the independent auditor in separate executive sessions at least quarterly.

        The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

        The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1.
Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

2.
Review and discuss with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditors' reviews of the quarterly financial statements.

3.
Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls, the development, selection and disclosure of critical accounting estimates, and analyses of the effect of alternative assumptions, estimates or GAAP methods on the Company's financial statements.

4.
Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as any financial information and earnings guidance provided to analysts and rating agencies.

5.
Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as any off-balance sheet structures on the Company's financial statements.

6.
Discuss with management the Company's major financial risk exposures, if any, and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

7.
Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 as amended from time to time and any successor standards relating to the conduct of the audit. In particular, discuss:

(a)
The adoption of, or changes to, the Company's significant auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

(b)
The management letter provided by the independent auditor and the Company's response to that letter.

(c)
Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

Oversight of the Company's Relationship with the Independent Auditor

8.
Review the experience and qualifications of the senior members of the independent auditor team.

9.
Obtain and review a report from the independent auditor at least annually regarding (a) the auditor's internal quality-control procedures, (b) any material issues raised by the most recent quality-control review of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management and the internal auditor. The Audit Committee shall present its conclusions to the Board and, if so determined by the Audit Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the auditor.

10.
Review and approve any audit and non-audit services that management of the Company propose be rendered by the firm performing the Company's independent audit.

11.
Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the lead audit partner or even the independent auditing firm itself on a regular basis.

12.
Make a recommendation to the Board as to the Company's hiring of any employees or former employees of the independent auditor who were engaged on the Company's account.

13.
Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Compliance Oversight Responsibilities

14.
Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

15.
Obtain reports from management and the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and any code of business conduct of the Company. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with any code of business conduct.

16.
Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company's financial statements or accounting policies.

17.
Discuss with the Company's counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.

18.
Approve or reject all related party transactions.

Oversight of the Company's Anonymous Complaint Policy

19.
Establish and oversee any anonymous complaint policy, which may be contained within any code of business conduct of the Company, regarding:

(a)
The receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

(b)
The confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Limitation of Audit Committee's Role

        While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor. It is not the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Business Conduct and Ethics.

PROXY	SCOTT'S LIQUID GOLD-INC.	PROXY
Proxy Solicited by the Board of Directors for the Annual Meeting of Shareholders To be held May 12, 2004

        The undersigned hereby appoints Mark E. Goldstein, Jeffrey R. Hinkle, Jeffry B. Johnson and Dennis P. Passantino, and each of them, proxies of the undersigned, with full power of substitution, to vote all shares of common stock of Scott's Liquid Gold-Inc., which the undersigned is entitled to vote, at the Annual Meeting of Shareholders to be held on May 12, 2004, at 9:00 a.m. and at any and all adjournments thereof for the following purposes:

(1)	Election of Directors:	FOR all nominees listed below (except as marked to the contrary below) / /	WITHHOLD AUTHORITY to vote for all nominees listed below / /
Mark E. Goldstein	Jeffrey R. Hinkle	Jeffry B. Johnson	Dennis P. Passantino	Carl A. Bellini	Dennis H. Field	Gerald J. Laber

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THE NOMINEE'S NAME ON THE LINE IMMEDIATELY BELOW.)

(2)    In their discretion, the Proxies are authorized to vote upon such other business as properly may come before the meeting.

(back of card)

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING "FOR" ELECTION OF THE NOMINEES FOR DIRECTOR AS SELECTED BY THE BOARD OF DIRECTORS.

        The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement furnished therewith. The undersigned hereby revokes any proxies given prior to the date reflected below.

Dated	, 2004

SIGNATURE(S) OF SHAREHOLDER(S)
Please complete, date and sign exactly as your name appears hereon. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, guardian or corporate official, please add your title.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To Be Held May 12, 2004
PROXY STATEMENT
VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS
SECURITY OWNERSHIP OF MANAGEMENT
COMPENSATION COMMITTEE REPORT
CERTAIN TRANSACTIONS
SECTION 16 REPORTS
COMPANY ACCOUNTANTS
SHAREHOLDER PROPOSALS
2003 ANNUAL REPORT ON FORM 10-K
SOLICITATION OF PROXIES
OTHER BUSINESS
EXHIBIT A TO PROXY STATEMENT DATED APRIL 2, 2004 AUDIT COMMITTEE CHARTER